Exhibit 24(b)(8.58)
Amendment No. 3 to
Amended and Restated Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
ING Life Insurance and Annuity Company
ING USA Annuity and LIfe Insurance Company
ReliaStar Life Insurance Company
ReliaStar Life Insurance Company of New York
Directed Services, LLC
ING Financial Advisers, LLC

Franklin Templeton Variable Insurance Products Trust (the “Trust”),
Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or
“us”), ING Life Insurance and Annuity Company, ING USA Annuity and LIfe Insurance
Company, ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New
York (together the “Company” or “you”), and Directed Services, LLC, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and
Restated Participation Agreement dated December 30, 2005, and subsequently amended June 5,
2007 and November 17, 2011 (the “Agreement”). The parties now desire to amend the
Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	ING Financial Advisers, LLC is hereby added as a party to the Agreement; consents to being added as a party to the Agreement and, as of the date of this Amendment is subject to all terms of the Agreement applicable to the Distributor.

2.	Section 4.4 and Section 6 of the Agreement are amended and restated in their entirety as set forth in Attachment A to this Amendment.

3.	Schedules A, C and G of the Agreement are deleted and replaced in their entirety with the Schedules A, C and G attached hereto, respectively.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

ING Amd #3 to Restated FPA 2013-08-12.docx

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of August 12, 2013.

The Trust:		FRANKLIN TEMPLETON VARIABLE INSURANCE
PRODUCTS TRUST
Only on behalf of
each Portfolio listed
on Schedule C of
the Agreement.		By:	/s/Karen L. Skidmore
Name: Karen L. Skidmore
		Title:	Vice President

The Underwriter:		FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

		By:	/s/Steven M. Kluever
Name: Steven M. Kluever
		Title:	Vice President
The Companies:

ING LIFE INSURANCE AND ANNUITY			ING USA ANNUITY AND LIFE INSURANCE
COMPANY			COMPANY

By: /s/Lisa S. Gilarde			By: /s/Lisa S. Gilarde
Name:	Lisa S. Gilarde		Name:	Lisa S. Gilarde
Title:	Vice President		Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY			RELIASTAR LIFE INSURANCE COMPANY OF
NEW YORK

By: /s/Lisa S. Gilarde			By: /s/Lisa S. Gilarde
Name:	Lisa S. Gilarde		Name:	Lisa S. Gilarde
Title:	Vice President		Title:	Vice President

The Distributors:
DIRECTED SERVICES, LLC.			ING FINANCIAL ADVISERS, LLC

By: /s/David Pendergrass			By: /s/Patrick J. Kennedy
Name:	David Pendergrass		Name:	Patrick Kennedy
Title:	Vice President		Title:	President

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Attachment A to Amendment to Participation Agreement

4.	Fees, Expenses, Prospectuses, Proxy Materials and Reports

4.4	“Designated Portfolio Document” means the following documents we create with respect to each Portfolio and provide to you: (1) a Portfolio’s prospectus, including a summary prospectus (together, “Prospectus”) if the Trust chooses to create one for a Portfolio and we and you have signed the necessary Participation Agreement Addendum; (2) its annual report to shareholders; (3) its semi-annual report to shareholders; (4) amendments or supplements to any of the foregoing if we direct you to deliver them to Contract owners; and
(5) other shareholder communications including, without limitation, proxy statements, if we direct you to deliver them to Contract owners.

“Document Event” means (1) with respect to the Prospectus, the effectiveness of a new annual post-effective amendment to the Prospectus to update financial statements and make other disclosure changes or other post-effective amendment to the Prospectus; (2) with respect to the
Trust’s annual report and semi-annual reports to shareholders, the Trust’s creation of reports intended to satisfy the requirements of Section 30(a) of the 1940 Act applicable to the Trust; or
(3) with respect to amendments or supplements to any of the foregoing or other shareholder communications, the Trust’s creation of such documents and provision of them to you.

“Printing Expenses” means expenses of the physical creation of Designated Portfolio
Documents, and not of their distribution to Contract owners (including, without limitation, mailing and postage expenses) or the provision of other services.

Each time there is a Document Event with respect to a Designated Portfolio Document we shall, at your option, provide you with one of the following:

(1)	one copy of the applicable Designated Portfolio Document for each Contract owner with investments allocated to a subaccount corresponding to the Portfolio before the date of the Designated Portfolio Document (the “Contract Owner
Recipients”); or

(2)	a copy suitable for reproduction of such Designated Portfolio Document, in which case we will reimburse you, as provided below under “Reimbursement
Procedures,” for Printing Expenses you incur to create Designated Portfolio
Documents in sufficient quantity so that one such Designated Portfolio
Document is available for you to have delivered to each Contract Owner
Recipient.

Reimbursement Procedures

Routine Reimbursements. Within six months following the delivery date of the
Designated Portfolio Document (“Delivery Date”), we must receive your request for reimbursement and: (i) a statement of the number of Contract Owner
Recipients; (ii) copies of all printing company invoices applicable to the Printing
Expenses that you request we reimburse; (iii) a description of the methodology

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used to determine the amount of reimbursement requested; and (iv) your representation that the reimbursement request covers only Printing Expenses covered by Section 4.4 of this Agreement; the date we have received all these items is the “Request Date.” If we are able to validate your request based on the information you provided as well as, among other things we believe to be appropriate, our analysis of your previous reimbursement requests, if applicable, and/or third party industry benchmarking information, then we will reimburse you within sixty days of the Request Date.

Reimbursements requiring additional information. If we cannot validate your reimbursement request based on the information you have provided to us and our analysis described in the preceding paragraph, then we will request additional information from you and work with you to validate your request.

Expenses not subject to reimbursement. We will not reimburse expenses related to: (1) creation or provision of any Designated Portfolio Document for or to a person who is not a Contract Owner Recipient of such document; (2) creation or provision of any Designated Portfolio Document to a person accompanying, or at the time of the delivery of, a confirmation of their purchase of or exchange into subaccount shares corresponding to a Portfolio; (3) posting any Designated
Portfolio Document on your website; or (4) electronic filing of Designated
Portfolio Documents or other documents with the Securities and Exchange
Commission (using its EDGAR or other system).

Statement of Additional Information. We shall provide you with a copy of the Trust’s current statement of additional information, including any amendments or supplements to it (“SAI”), in a form suitable for reproduction, but we will not pay Printing Expenses or other expenses with respect to the SAI.

6.	Sales Material, Information and Trademarks

6.1	“Sales Literature/ Promotional Material” includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials. “Disclosure Documents” shall mean each item of the following if prepared, approved or used by you and relating to a Contract, an Account, or a
Portfolio, and any amendments or revisions to such document: registration statements, prospectuses, statements of additional information, private placement memoranda, retirement plan disclosure information or other disclosure documents or similar information, as well as any solicitation for voting instructions.

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6.2	You may use the name of the Trust and trademarks and the logo of the
Underwriter in Sales Literature/Promotional Material as reasonably necessary to carry out your performance and obligations under this Agreement provided that you comply with the provisions of this Agreement. You agree to abide by any reasonable use guidelines regarding use of such trademarks and logos that we may give from time to time. You shall, as we may request from time to time, promptly furnish, or cause to be furnished to us or our designee, one complete copy of each item of the following: (i) Sales Literature/Promotional Material prepared, approved or used by you; and (ii) Disclosure Documents.

6.3	You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales Literature/Promotional
Material created by us for the Trust and provided by the Trust or its designee to you, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

6.4	You agree, represent and warrant that you are solely responsible for any Sales
Literature/ Promotional Material prepared by you and that such material will: (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of shares of the Portfolios or Contracts; (b) be solely based upon and not contrary to or inconsistent with the written information or materials provided to you by us or a Portfolio, including the Trust’s prospectus and statement of additional information; and (c) be made available promptly to us upon our request. You agree to file any Sales Literature/Promotional Material prepared by you with FINRA, or other applicable legal or regulatory authority, within the timeframes that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will not be materially involved in the preparation of, or have any responsibility for, any such materials prepared by you. You are not authorized to modify or translate any materials we have provided to you.

6.5	You shall promptly notify us of any written customer complaint or notice of any regulatory investigation or proceeding received by you relating to any Sales
Literature/Promotional Material.

6.6	Other than naming you as a Trust shareholder, we shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations contained in and accurately derived from Disclosure Documents (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales Literature/
Promotional Material, except as required by legal process or regulatory authorities or with your written permission.

6.7	Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks “Franklin” or “Templeton” or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon

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termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.

6.8	You shall furnish to us ten (10) Business Days prior to its first submission to the
SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.

6.9	You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the
Designated Portfolio Documents: (i) appearing identical to the hard copy printed version or
.pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the
Contracts; (iv) in compliance with any statutory prospectus delivery requirements and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of fund prospectuses. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable request, provide us timely access to your website materials to perform such inspection and review.

In addition, you agree to be solely responsible for maintaining and updating the
Designated Portfolio Documents’ .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use, are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes.
We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.

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Schedule A
The Company and its Distributor
THE COMPANY

ING Life Insurance and Annuity Company
151 Farmington Avenue
Hartford, Connecticut 06156

An insurance company incorporated in Connecticut.

ING USA Annuity and Life Insurance Company
1475 Dunwoody Drive
West Chester, Pennsylvania 19380

An insurance company incorporated in Minnesota. Effective December 21, 1993, changed its state of domicile to Delaware.

ReliaStar Life Insurance Company
151 Farmington Avenue
Hartford, Connecticut 06156

A life insurance company incorporated in Minnesota.

ReliaStar Life Insurance Company of New York
1475 Dunwoody Drive
West Chester, Pennsylvania 19380

A life insurance company incorporated in New York.

THE DISTRIBUTOR

Directed Services, LLC.
1475 Dunwoody Drive
West Chester, Pennsylvania 19380

A corporation incorporated in Delaware.

ING Financial Advisers, LLC
One Orange Way,
Windsor, CT 06095

A corporation incorporated in Delaware.

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Schedule C

Available Portfolios and Classes of Shares of the Trust

All Classes of Shares of the Trust:
1.	Franklin Growth and Income Securities Fund – Classes 1 and 2
2.	Franklin Income Securities Fund – Classes 1, 2 and 4
3.	Franklin Small Cap Value Securities Fund – Classes 1, 2 and 4
4.	Franklin Small-Mid Cap Growth Securities Fund – Classes 1, 2 and 4
5.	Franklin U.S. Government Fund – Classes 1 and 2
6.	Mutual Shares Securities Fund – Classes 1, 2 and 4
7.	Templeton Developing Markets Securities Fund – Classes 1, 2 and 4
8.	Templeton Foreign Securities Fund – Classes 1, 2 and 4
9.	Templeton Global Bond Securities Fund – Classes 1, 2 and 4
10.	Templeton Growth Securities Fund – Classes 1, 2 and 4
11.	Franklin Flex Cap Growth Securities Fund – Classes 2 and 4
12.	Franklin Global Real Estate Securities Fund- Classes 1 and 2
13.	Franklin High Income Securities Fund – Classes 1 and 2
14.	Franklin Large Cap Growth Securities Fund – Classes 1 and 2
15.	Franklin Large Cap Value Securities Fund – Class 2
16.	Franklin Rising Dividends Securities Fund – Classes 1, 2 and 4
17.	Franklin Strategic Income Securities Fund – Classes 1, 2 and 4
18.	Franklin Templeton VIP Founding Funds Allocation Fund – Classes 1, 2 and 4
19.	Mutual Global Discovery Securities Fund – Classes 1, 2 and 4

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Schedule G

Addresses for Notices

To the Company:	ING Life Insurance and Annuity Company
ReliaStar Life Insurance Company
One Orange Way, B3N
Windsor, CT 06095-4774
Attention: Jacqueline Salamon
Legal Department

ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company of New York
1475 Dunwoody Drive
West Chester, PA 19380
Attention: Nicholas Morinigo
Counsel – Retail Annuities

To the Distributor	Directed Services, LLC
1475 Dunwoody Drive
West Chester, Pennsylvania 19380
Attention: Regina Gordon
Chief Compliance Officer – Retail Annuities.

ING Financial Advisers, LLC
One Orange Way
Windsor, CT 06095
Attention: Dave Kelsey, Vice President

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
100 Fountain Parkway, Bldg. 140, 7th Floor
St. Petersburg, FL 33716
Attention: Peter Jones, President

If to the Trust or Underwriter
with a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

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